UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  July 21, 2005

(Date of earliest event reported)

Specialty Laboratories, Inc.

(Exact name of registrant as specified in its charter)

California	001-16217	95-2961036
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

27027 Tourney Road, Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

(661) 799-6543
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement

On July 21, 2005 Specialty Laboratories, Inc. (the “Company”) entered into an employment agreement (“Employment Agreement”) with David C. Weavil to serve as the Company’s Chief Executive Officer, effective July 22, 2005.  Under the terms of the Employment Agreement, Mr. Weavil will receive a base salary of $400,000, payable bi-weekly.  In addition, Mr. Weavil is eligible for an annual incentive bonus, at the discretion of the Company’s Board of Directors, of up to 60% of his base salary, based on the Company’s financial performance and Mr. Weavil’s achievement of management targets and goals to be set by the Board.  In addition, Mr. Weavil has been granted an option to purchase 425,000 shares of the Company’s common stock, with a grant date of July 22, 2005 and exercise price of $8.67.  In the event that Mr. Weavil’s employment with the Company is terminated without valid cause, he will be paid severance equal to one (1) year of his base salary.

Item 5.02                                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 22, 2005, David C. Weavil was appointed as the Company’s Chief Executive Officer.  Mr. Weavil, age 54, has approximately thirty (30) years of experience in the laboratory industry.  From 1982 to 1995, Mr. Weavil served in a variety of capacities at Roche Biomedical Laboratories (“RBL”), including as chief financial officer, and later as senior vice president and chief operating officer, overseeing the merger of RBL and National Health Laboratories to form Laboratory Corporation of America Holdings (“LabCorp”) in 1995.  From 1995 to 1997, Mr. Weavil served as executive vice president and chief operating officer of LabCorp.  In 1997 he left LabCorp to serve as Chairman and Chief Executive Officer of Unilab Corporation, successfully leading the turnaround and going-private transaction of that organization.  Since 1999, Mr. Weavil has served as a consultant to the healthcare industry, advising companies on strategy and growth opportunities.  Mr. Weavil earned his Bachelor of Science in Business Administration from the University of North Carolina in Chapel Hill, and he is a Certified Public Accountant.

Item 7.01                                                 Regulation FD Disclosure

On July 25, 2005, the Company issued a press release announcing the appointment of David C. Weavil as the Company’s new Chief Executive Officer.  The press release is attached as Exhibit 99.1 to this report.

Limitation on Incorporation by Reference:  In accordance with General Instruction B.2 of Form 8-K, the information in this report is furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Item 9.01                                                 Financial Statements and Exhibits

(c)	Exhibit.	The following document is filed as an exhibit to this report.

	99.1	Press Release dated July 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 25, 2005

SPECIALTY LABORATORIES, INC.

By:	/s/ Nicholas R. Simmons
Nicholas R. Simmons
Senior Vice-President & General Counsel

EXHIBIT INDEX

The following document is filed as an exhibit to this report:

Exhibits

99.1	Press Release dated July 25, 2005